2007-2008 Saskatchewan Provincial Budget

Hon. Rod Gantefoer Minister of Finance	Supplementary Estimates December

SASKATCHEWAN

Supplementary Estimates - December
For the Fiscal Year
Ending March 31
2008

General Revenue Fund Supplementary Estimates - December Table of Contents
Introduction	3
Statement of Operations and Accumulated Deficit	4
Statement of Change in Net Debt	4
Fiscal Stabilization Fund	5
Saskatchewan Infrastructure Fund	5
Appropriation to Expense Reconciliation	5
Schedule of Budgetary Appropriation	6
Schedule of Capital Appropriation	7
Schedule of Appropriation by Classification	8
Schedule of Lending and Investing Disbursements	9
Debt Redemption	9

Budgetary Appropriation - Executive Branch of Government
Advanced Education, Employment and Labour	11
Corrections, Public Safety and Policing	12
Education	13
Energy and Resources	13
Enterprise and Innovation	14
Executive Council	14
Finance	14
First Nations and Métis Relations	15
Health	15
Highways and Infrastructure	15
Highways and Infrastructure Capital	16
Information Technology Office	16
Justice and Attorney General	17
Municipal Affairs	17
Northern Affairs	18
Office of the Provincial Secretary	18
Public Service Commission	18
Tourism, Parks, Culture and Sport	19

Amortization	19

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Introduction

The 2007-08 Supplementary Estimates – December are prepared in accordance with The Financial Administration Act, 1993. They are requests for additional funding from the General Revenue Fund (GRF) that were not included in the main Estimates presented with the Government’s 2007-08 Budget.

The funding requests reflect the additional commitments that the government has or will undertake during the fiscal year. The requested funding is the net amount required by a ministry after reallocating voted appropriations not required in other areas of the ministry.

The Supplementary Estimates – December contain revised financial statements and schedules similar in format to those included in the main Estimates and incorporate estimated changes in revenue, expense and loan disbursements.

The Supplementary Estimates – December reflect the November, 2007 government reorganization pursuant to The Government Organization Act. The Act transfers the administration of parts of the public service and the money appropriated with respect to that part of the public service in various program areas. The program areas will continue to be funded from the original appropriation provided in the main Estimates. The additional funding provided for these program areas by these supplementary estimates will be provided under the new structure.

The detail section of the Supplementary Estimates – December follows the similar Vote (ministry), subvote (major program area) and allocation (component of a subvote) as the main Estimates with the exception of the reorganized programs.

The ministries’ subvote descriptions provided in the main Estimates apply to the Supplementary Estimates – December. Subvote descriptions may be expanded by the explanation for the additional funding provided by the Supplementary Estimates.

Subvote descriptions for new subvotes are incorporated into the explanation for the additional funding.

The balances remaining in the Fiscal Stabilization Fund and the Saskatchewan Infrastructure Fund at the end of 2007-08 will be combined and moved the Growth and Financial Security Fund in accordance with legislation introduced in the fall session.

The Principles and Concepts, Accounting Policies and Glossary of Terms outlined in the main Estimates apply to the Supplementary Estimates – December.

Statement of Operations and Accumulated Deficit
(in thousands of dollars)
	Original Estimated 2007-08	Revised Estimated 2007-08		Change 2007-08
Revenue	7,869,300	9,108,200		1,238,900
Operating Expense	7,789,730	8,036,212		246,482

Operating Surplus	79,570	1,071,988		992,418
Debt Servicing	(560,000)	(545,000)		15,000
Transfer from (to) Fiscal Stabilization Fund	509,872	(263,494)		(773,366)
Net Transfer from (to) Saskatchewan Infrastructure Fund	45,558	--		(45,558)

Surplus for the Year	75,000	263,494		188,494
Accumulated Deficit, Beginning of Year	(4,223,872)	(4,001,226	) [1]	222,646

Accumulated Deficit, End of Year	(4,148,872)	(3,737,732)		411,140

[1]	This amount represents the accumulated deficit at March 31, 2007 as shown in the 2006-07 Public Accounts.

Statement of Change in Net Debt
(in thousands of dollars)
	Original Estimated 2007-08	Revised Estimated 2007-08		Change 2007-08
Annual Surplus	75,000	263,494		188,494
Acquisition of Capital Assets	(297,643)	(346,080)		(48,437)
Amortization of Capital Assets	151,155	147,742		(3,413)

(Increase) Decrease in Net Debt from Operations	(71,488)	65,156		136,644
Net Debt at Beginning of Year	(6,710,950)	(6,445,669	) [1]	265,281

Net Debt at End of Year	(6,782,438)	(6,380,513)		401,925

[1]	This amount represents the net debt at March 31, 2007 as shown in the 2006-07 Public Accounts.

Fiscal Stabilization Fund
(in thousands of dollars)
	Original Estimated 2007-08	Revised Estimated 2007-08	Change 2007-08
Fiscal Stabilization Fund, Beginning of Year	887,500	887,500	--
Transfer from (to) General Revenue Fund	(509,872)	263,494	773,366

Fiscal Stabilization Fund, End of Year	377,628	1,150,994	773,366

The balance remaining in the Fund at the end of 2007-08 will be combined with the balance remaining in the Saskatchewan Infrastructure Fund and moved to the Growth and Financial Security Fund in accordance with legislation introduced in the 2007 fall session. The balances are invested in short and medium term marketable securities.

Saskatchewan Infrastructure Fund
(in thousands of dollars)
	Original Estimated 2007-08	Revised Estimated 2007-08	Change 2007-08
Saskatchewan Infrastructure Fund, Beginning of Year	97,914	105,090	7,176
Transfer from (to) General Revenue Fund	(45,558)	--	45,558

Saskatchewan Infrastructure Fund, End of Year	52,356	105,090	52,734

The balance remaining in the Fund at the end of 2007-08 will be combined with the balance remaining in the Fiscal Stabilization Fund and moved to the Growth and Financial Security Fund in accordance with legislation introduced in the 2007 fall session. The balances are invested in short and medium term marketable securities.

Appropriation to Expense Reconciliation
(in thousands of dollars)
	Original Estimated 2007-08		Supplementary Estimated 2007-08	Estimated Adjustments 2007-08		Revised Estimated 2007-08
Operating Appropriation	7,966,392		225,255	73,077	[1]	8,264,724
Acquisition of Capital Assets	(297,643)		(23,283)	(25,154)		(346,080)
Amortization of Capital Assets	120,981	[2]	(3,413)	--		117,568

Operating Expense	7,789,730		198,559	47,923		8,036,212

[1]	The estimated adjustments represent increased forecasted statutory appropriations, net transfers between capital and non-capital appropriations, forecasted savings and capital appropriation carried over from the previous fiscal year permitted by The Appropriation Act.
[2]	Total capital amortization of government owned assets excludes amortization incurred by service providers such as the Ministry of Government Services that is recovered from voted appropriation through billing client ministries ($23,650K) and from non-GRF organizations ($6,524K).

Schedule of Budgetary Appropriation
(in thousands of dollars)
	Original Restated Estimated 2007-08 [1]	Supplementary Estimated 2007-08		Estimated Adjustments 2007-08 [2]	Revised Estimated 2007-08
Executive Branch of Government
Advanced Education, Employment and Labour	685,013	16,270		--	701,283
Agriculture	299,784	--		(453)	299,331
Corrections, Public Safety and Policing	288,860	48,278		--	337,138
Education	808,123	28,219		--	836,342
- Teachers' Pensions and Benefits	135,783	5,486		46,706	187,975
Energy and Resources	30,567	23,322		206	54,095
Environment	185,233	--		(6,767)	178,466
Enterprise and Innovation	52,683	4,764		--	57,447
Executive Council	9,302	258		--	9,560
Finance	43,027	408		--	43,435
- Public Service Pensions and Benefits	243,860	3,682		23	247,565
First Nations and Métis Relations	57,725	17,723	*	--	75,448
Government Services	40,604	--		--	40,604
Health	3,463,600	28,136		--	3,491,736
Highways and Infrastructure	262,170	19,878		--	282,048
Highways and Infrastructure Capital	185,305	2,500		23,948	211,753
Information Technology Office	5,288	43		--	5,331
Intergovernmental Affairs	2,453	--		--	2,453
Justice and Attorney General	130,007	2,512		--	132,519
Municipal Affairs	233,610	206		--	233,816
Office of the Provincial Secretary	2,525	200		--	2,725
Public Service Commission	15,381	9,381		--	24,762
Saskatchewan Research Council	8,992	--		--	8,992
Social Services	625,414	--		(1,269)	624,145
Tourism, Parks, Culture and Sport	118,047	13,989		1,000	133,036

Legislative Branch of Government
Chief Electoral Officer	1,299	--		9,683	10,982
Children's Advocate	1,450	--		--	1,450
Conflict of Interest Commissioner	138	--		--	138
Information and Privacy Commissioner	675	--		--	675
Legislative Assembly	21,023	--		--	21,023
Ombudsman	1,935	--		--	1,935
Provincial Auditor	6,516	--		--	6,516

Operating Appropriation	7,966,392	225,255		73,077	8,264,724

"To Be Voted" Operating Appropriation	7,712,526	225,255		16,665	7,954,446
"Statutory" Operating Appropriation	253,866	--		56,412	310,278

Operating Appropriation	7,966,392	225,255		73,077	8,264,724
Servicing Government Debt (Statutory)	560,000	--		(15,000)	545,000

Total Budgetary Appropriation	8,526,392	225,255		58,077	8,809,724

[1]	The original Estimates have been restated to reflect the November, 2007 government reorganization.
[2]	The estimated adjustments represent changes to forecasted statutory appropriations ($56,412K), net transfers between capital and non-capital appropriations ($1,206K), forecasted savings ($8,489K) and capital appropriation carried over from the previous fiscal year permitted by The Appropriation Act ($23,948K).
*	This amount includes $4,500K provided by special warrant to the Department of Northern Affairs subsequently transferred to the Ministry of First Nations and Métis Relations.

Schedule of Capital Appropriation
(in thousands of dollars)
Capital Asset Acquisitions	Original Restated Estimated 2007-08 [1]	Supplementary Estimated 2007-08	Estimated Adjustments 2007-08		Revised Estimated 2007-08
Advanced Education, Employment and Labour	1,200	4,800	--		6,000
Agriculture	250	--	--		250
Chief Electoral Officer	125	--	--		125
Corrections, Public Safety and Policing	28,032	15,183	--		43,215
Energy and Resources	--	--	206		206
Environment	12,872	--	--		12,872
Finance	600	--	--		600
Government Services	28,756	--	--		28,756
Health	17,975	--	--		17,975
Highways and Infrastructure	11,081	--	--		11,081
Highways and Infrastructure Capital	185,305	2,500	23,948	[2]	211,753
Information Technology Office	250	--	--		250
Justice and Attorney General	4,362	800	--		5,162
Legislative Assembly	15	--	--		15
Provincial Auditor	72	--	--		72
Social Services	1,900	--	--		1,900
Tourism, Parks, Culture and Sport	4,848	--	1,000		5,848

Capital Asset Acquisitions	297,643	23,283	25,154		346,080

Capital Transfer Payments

Advanced Education, Employment and Labour
Post-Secondary Facilities	10,429	7,981	--		18,410
French Language Institute	350
Education
School Facilities	18,326	--	--		18,326
French Language Education Capital	2,237	--	--		2,237
Child Care Facilities	2,500	--	--		2,500
Environment
Saskatchewan Watershed Authority
- Water Infrastructure Rehabilitation	2,662	--	--		2,662
Health
Health Facilities	36,472	--	--		36,472
Medical Equipment	22,100	24,700	--		46,800
Highways and Infrastructure
Canada Strategic Infrastructure Fund	11,500	--	--		11,500
Canada-Saskatchewan Infrastructure Program	2,376	--	--		2,376
Municipal Resource Roads	5,000	--	--		5,000
Municipal Affairs
Rural Revenue Sharing - Roads and Other Infrastructure	5,750	--	--		5,750
Rural Municipal Primary Weight Corridors Program	5,000	--	--		5,000
Transit Vehicles for the Disabled	275	--	--		275
Municipal Rural Infrastructure Fund - Phase 1	21,715	--	--		21,715
Municipal Rural Infrastructure Fund - Phase 2	16,000	--	--		16,000
Urban Development Agreements	1,582	--	--		1,582
New Deal for Cities and Communities	32,364	--	--		32,364
Public Transit Program	510	--	--		510
Tourism, Parks, Culture and Sport
Building Communities	40,000	789	--		40,789

Capital Transfer Payments	237,148	33,470	--		270,268

Capital Appropriation	534,791	56,753	25,154		616,348

[1]	The original Estimates have been restated to reflect the November, 2007 government reorganization.
[2]	This amount represents capital appropriation carried over from the previous fiscal year permitted by The Appropriation Act.

Schedule of Appropriation by Classification
(Supplementary Estimates - December)
(in thousands of dollars)
	Government Delivered Programs				Transfers
					Transfers for Public Service
Vote	Salaries	Supplier and Other Payments	Pensions/ Benefits	Capital	Operating	Pensions/ Benefits	Capital	Transfers to Individuals	2007-08 Total

Executive Branch of Government
Advanced Education, Employment and Labour	--	--	--	4,800	3,489	--	7,981	--	16,270
Corrections, Public Safety and Policing	4,550	7,015	--	15,183	2,580	--	--	18,950	48,278
Education	--	--	--	--	16,469	5,486	--	11,750	33,705
Energy and Resources	--	--	--	--	23,322		--		23,322
Enterprise and Innovation	75	97	--	--	4,592	--	--	--	4,764
Executive Council	57	201	--	--	--	--	--	--	258
Finance	--	408	3,682	--	--	--	--	--	4,090
First Nations and Métis Relations	--	--	--	--	13,223	--	--	--	13,223
Health	--	--	--	--	3,436	--	24,700	--	28,136
Highways and Infrastructure	--	19,878	--	--	--	--	--	--	19,878
Highways and Infrastructure Capital	--	--	--	2,500	--	--	--	--	2,500
Information Technology Office	43	--	--	--	--	--	--	--	43
Justice and Attorney General	1,212	500	--	800	--	--	--	--	2,512
Municipal Affairs	206	--	--	--	--	--	--	--	206
Northern Affairs	--	--	--	--	--	--	--	4,500	4,500
Office of the Provincial Secretary	--	200	--	--	--	--	--	--	200
Public Service Commission	6,502	2,879	--	--	--	--	--	--	9,381
Tourism, Parks, Culture and Sport	--	100	--	--	13,100	--	789	--	13,989

Supplementary Operating Appropriation	12,645	31,278	3,682	23,283	80,211	5,486	33,470	35,200	225,255

Schedule of Lending and Investing Disbursements
(in thousands of dollars)
	Original Estimated 2007-08	Revised Estimated 2007-08	Change 2007-08
Crown Corporations - Loans
Vote
151 Municipal Financing Corporation of Saskatchewan	--	8,900	8,900
154 Saskatchewan Opportunities Corporation	26,700	19,600	(7,100)
152 Saskatchewan Power Corporation	475,100	242,100	(233,000)
153 Saskatchewan Telecommunications Holding Corporation	146,400	--	(146,400)
140 Saskatchewan Water Corporation	4,800	4,800	--
150 SaskEnergy Incorporated	70,200	101,591	31,391

Crown Corporations - Loans (Statutory)	723,200	376,991	(346,209)

Other - Loans
169 Advanced Education, Employment and Labour	56,000	46,000	(10,000)
144 Enterprise and Innovation	5,600	5,600	--
(formerly named Regional Economic and Co-operative Development)
163 First Nations and Métis Relations (includes Northern Affairs)	2,500	2,500	--
145 Highways and Infrastructure	1,000	1,000	--

Other - Loans (To Be Voted)	65,100	55,100	(10,000)

Loans	788,300	432,091	(356,209)

Investments
176 Contributions to Sinking Funds (Statutory)	119,594	129,512	9,918
146 Agriculture - Land (To Be Voted)	400	200	(200)

Investments	119,994	129,712	9,718

Disbursements	908,294	561,803	(346,491)

Debt Redemption
(in thousands of dollars)
	Original Estimated 2007-08	Revised Estimated 2007-08	Change 2007-08
Debt Redemption
Vote
175 Crown Enterprise Share (Statutory)	453,162	464,708	11,546
175 Government Share (Statutory)	419,016	637,322	218,306

	872,178	1,102,030	229,852

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General Revenue Fund
Supplementary Estimates - December
For the Fiscal Year Ending March 31, 2008
(in thousands of dollars)
		Voted Supplementary Estimates 2007-08
Budgetary Appropriation

Executive Branch of Government

Advanced Education, Employment and Labour - Vote 37
(formerly named Advanced Education and Employment)
Post-Secondary Education (AE02)
Universities, Federated and Affiliated Colleges and Educational Agencies	309
Saskatchewan Institute of Applied Science and Technology (SIAST)
- Operating	120
Saskatchewan Indian Institute of Technologies (SIIT)	500
Post-Secondary Capital Transfers	7,981
Apprenticeship and Trade Certification Commission	400
Innovation and Science Fund	2,160	11,470
Capital Asset Acquisition (AE08)
SIAST - Kelsey Campus		4,800
		16,270

Additional funding is required for: an expansion of health care professional training capacity and associated equipment and SIAST renovation costs; an expansion of skills and apprenticeship training capacity along with a major renovation for Cumberland Regional College; and for the first year of the province’s increased commitment to the construction of the International Vaccine Centre at the University of Saskatchewan.

Additional capital funding will provide for the purchase of a new facility to expand SIAST’s Kelsey Campus.

Supplementary Estimates - December
Continued
(in thousands of dollars)
		Voted Supplementary Estimates 2007-08
Corrections, Public Safety and Policing - Vote 73
(formerly named Corrections and Public Safety)
Central Management and Services (CP01)
Central Services		813
Adult Corrections (CP04)
Adult Corrections Facilities		6,277
Public Safety (CP06)
Protection and Emergency Services	4,215
Licensing and Inspections	90
Provincial Disaster Assistance Program	18,950	23,255
Policing (CP10)
Royal Canadian Mounted Police	2,500
Police Programs	250	2,750
Regina Provincial Correctional Centre (CP03)
Regina Provincial Correctional Centre		1,398
Major Capital Projects (CP09)
Provincial Telecommunication	10,200
Saskatoon Provincial Correctional Centre	3,585	13,785

		48,278

Additional funding is required: to support the information technology partnership agreement; for increased bed space capacity in adult correctional centres; to sustain the SaskTel FleetNet system until replacement components are completed; for increased provincial disaster assistance claims due to extensive flooding; for the Royal Canadian Mounted Police contract costs, including pension contributions and new community safety programming; and, other unanticipated expenditures.

Additional capital funding will provide for revised cashflow requirements for the Regina Provincial Correctional Centre replacement project; for the first year costs for development of the FleetNet telecommunication system replacement project; and, the majority of the infrastructure costs for the pre-engineered dormitory style building at the Saskatoon Provincial Correctional Centre.

Supplementary Estimates - December
Continued
(in thousands of dollars)
Voted Supplementary Estimates 2007-08
Education - Vote 5
(formerly named Learning)
Pre-K-12 Education (ED03)
School Operating	8,475
Early Learning and Child Care (ED08)
Early Childhood Intervention Programs	73
Child Care Facilities	7,500
Provincial Library (ED15)
Provincial Library	421
Education Property Tax Relief (ED09)
Education Property Tax Relief	11,750
Teachers’ Pensions and Benefits (ED04)
Teachers’ Extended Health Plan	5,486
33,705

Additional funding is required: for salary increases and benefit costs resulting from the teachers’ collective agreement settlement; for delivery of the autism program; for costs offset by federal revenue for additional child care and pre-kindergarten spaces; for increased education property tax credits for residential and commercial property; and, for costs offset by federal revenue to continue the Community Access Program in public libraries.

Energy and Resources - Vote 23
(formerly named Industry and Resources)
Resource and Economic Policy (ER06)
Resource and Economic Policy	23,322
23,322

Additional funding is required for the decommissioning reclamation of the Lorado mill site which is fully offset by corresponding revenue.

Supplementary Estimates - December
Continued
(in thousands of dollars)
Voted Supplementary Estimates 2007-08
Enterprise and Innovation - Vote 43
(formerly named Regional Economic and Co-operative Development)
Policy and Planning (EI02)
Policy and Planning	172
Investment Programs (EI07)
Strategic Investment Fund	4,517
Industry Development (EI04)
Special Projects and Investment Services	75
4,764

Additional funding is required to support the implementation of the SaskBio program and for one-time commitments to Doepker Industries, the Hydrogen Technologies Corporation PureEnergy project, the University of Regina professorship in petroleum-coke gasification, and the Tourism Summit.

Executive Council - Vote 10
Central Management and Services (EX01)
Executive Management	258
258

Additional funding is required to meet contractual obligations for the Fishing Lake study and salary pressures.

Finance - Vote 18
Revenue (FI05)
Allowance for Doubtful Accounts		408
Pensions and Benefits (FI09)
Public Employees’ Pension Plan	1,082
Employees’ Benefits - Employer’s Contribution	2,600	3,682
		4,090

Additional funding is required for an increased loss provision to cover the uncollectible tax revenue loss resulting from increased tax revenue growth and for increased salary-based employer pension and benefit costs due to higher than anticipated employee salary costs across government.

Supplementary Estimates - December
Continued
(in thousands of dollars)
Voted Supplementary Estimates 2007-08
First Nations and Métis Relations - Vote 25
Policy Coordination and Support for Aboriginal Organizations (FN02)
Support for Aboriginal Organizations and Issues	750
Gaming Agreements (FN03)
First Nations Gaming Agreements	12,473
13,223

Additional funding is required for increased operating costs for the Métis Nation - Saskatchewan, which is cost-shared with the federal government and payments to the First Nations Trust and Community Development Corporations in accordance with agreements for the distribution of gaming proceeds.

Health - Vote 32
Provincial Health Services (HE04)
Provincial Targeted Programs and Services	4,200
Regional Health Services (HE03)
Regional Targeted Programs and Services	23,936
28,136

Additional funding is required primarily to improve workplace safety, worker recruitment and retention in the health sector, as well as patient wait time guarantee investments.

Highways and Infrastructure - Vote 16
(formerly named Highways and Transportation)
Operation of Transportation System (HI10)
Road Safety and Traffic Guidance	6,327
Preservation of Transportation System (HI04)
Surface Preservation	13,551
19,878

Additional funding is required to address road and traffic public safety concerns and provide for road surface repairs and preservation costs due to damage from spring flooding and the landslide on Highway 16.

Supplementary Estimates - December
Continued
(in thousands of dollars)
Voted Supplementary Estimates 2007-08
Highways and Infrastructure Capital - Vote 17
(formerly named Highways and Transportation Capital)
Infrastructure Enhancement (HC02)
Highways and Bridges	2,500
2,500

Additional funding is required to address public safety concerns and provide for road construction costs due to damage from spring flooding.

Information Technology Office - Vote 74
Central Management and Services (IT01)
Central Services	43
43

Additional funding is required due to the former Department of Community Resources entering into the information technology service delivery partnership agreement. The costs are offset by savings in the client ministry that previously provided the service internally.

Supplementary Estimates - December
Continued
(in thousands of dollars)
Voted Supplementary Estimates 2007-08
Justice and Attorney General - Vote 3
(formerly named Justice)
Courts and Civil Justice (JU03)
Court Services	469
Marketplace Regulation (JU07)
Saskatchewan Financial Services Commission	150
Legal and Policy Services (JU04)
Public Prosecutions	593
Boards and Commissions (JU08)
Inquiries	500
Courts Capital (JU11)
Courts Capital	800
2,512

Additional funding is required for increased activity and court-appointed counsel costs in court services, a new compensation plan for Crown Counsel, the Milgaard Inquiry, and other miscellaneous expenditures.

Additional capital funding will provide for planning new Provincial Court Houses.

Municipal Affairs - Vote 30
(formerly named Government Relations)
Municipal Relations (MA08)
Municipal Relations	206
206

Additional funding is required primarily to process higher than anticipated zoning and subdivision applications and for other miscellaneous expenditures.

Supplementary Estimates - December
Continued
(in thousands of dollars)
Voted Supplementary Estimates 2007-08
Northern Affairs - Vote 75
(transferred to First Nations and Métis Relations)
Regional Operations and Financial Programs (NA04)
Regional Programs and Services	4,500
4,500

Additional funding was provided by special warrant for one-time funding for the Primrose Lake economic development trust fund.

Office of the Provincial Secretary - Vote 80
(formerly included in Government Relations)
Provincial Secretary (OP01)
Office of French-Language Coordination	200
200

Additional funding is required for the national coordination of the 2008 Ministerial Conference on Canadian Francophonie.

Public Service Commission - Vote 33
Central Management and Services (PS01)
Central Services	417
Accommodation Services	501	918
Human Resource Information Services (PS06)
Human Resource Information Services		1,692
Human Resource Client Service (PS03)
Human Resource Client Service		6,771
		9,381

Additional funding is required primarily due to the consolidation of the human resource function within the Public Service Commission, which is fully offset by savings in ministries that previously provided for the service. Additional funding is also required to cover the cost of the single-window human resource administration and payroll service delivery project.

Supplementary Estimates - December
Continued
(in thousands of dollars)
		Voted Supplementary Estimates 2007-08
Tourism, Parks, Culture and Sport - Vote 27
(formerly named Culture, Youth and Recreation)
Culture (TC03)
Saskatchewan Arts Board	4,500
Film Employment Tax Credit	5,300	9,800
Building Communities (TC11)
Building Communities		789
Heritage (TC07)
Royal Saskatchewan Museum	100
Western Development Museum	2,800	2,900
Saskatchewan Communications Network (TC08)
Saskatchewan Communications Network		500
		13,989

Additional funding is required: to respond to the recommendations of the Music Industry Review and Minister’s Advisory Committee on the Status of the Artist; for increased support under the Film Employment Tax Credit program; for additional projects approved under the Building Communities initiative; for costs offset by the federal government in support of the Chief Paskwa pictograph; for an increase in operating costs of the Western Development Museum; and, for an increase in programming costs of the Saskatchewan Communications Network.

Total Budgetary Appropriation - To Be Voted	225,255

Amortization

Capital assets require an appropriation in the fiscal year they are acquired. These assets are not expensed upon acquisition. Under accrual accounting, capital assets are charged as an expense over their useful service life as they are consumed. The consumption of capital assets is referred to as amortization and does not require an appropriation. Loss on disposition of assets and change in inventory valuation is also treated as amortization.

Amortization of Capital Assets
Environment	(1,483)
Highways and Infrastructure	(2,000)
Information Technology Office	(22)
Social Services	92
Amortization is a non-voted, non-cash expense and is presented for information purposes only.	(3,413)

The amortization expense is changed due to a delay in the forest fire fleet renewal initiative, a revised valuation on aggregate inventory, a revised cost of the Wi-Fi internet project, and changes in the cost of other capital projects.